INVESTMENT MANAGEMENT SERVICES AGREEMENT

         AGREEMENT made the 1st day of July, 1999, by and between AXP Market Advantage Series, Inc., a Minnesota corporation (the "Corporation"), on behalf of its underlying series fund AXP Blue Chip Advantage Fund (the "Fund"), and American Express Financial Corporation, a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Fund hereby retains American Express Financial Corporation, and American Express Financial Corporation hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in American Express Financial Corporation's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish services of whatever nature required in connection with the management of the Fund as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Fund. American Express Financial Corporation agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. American Express Financial Corporation agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing American Express Financial Corporation's performance under this Agreement.

         (2) American Express Financial Corporation agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Fund as disclosed to American Express Financial Corporation from time to time by the Fund and as set forth in its prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

         (3) American Express Financial Corporation agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Fund.

         (4) The Fund agrees that it will furnish to American Express Financial Corporation any information that the latter may reasonably request with respect to the services performed or to be performed by American Express Financial Corporation under this Agreement.

         (5) American Express Financial Corporation is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Fund's Board of appropriate policies and procedures, and subject to termination at any time by the Board, American Express Financial Corporation may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if American Express Financial Corporation determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or American Express Financial Corporation's overall responsibilities with respect to the Fund and other funds for which it acts as investment adviser.

        (6) It is understood and agreed that in furnishing the Fund with the services as herein provided, neither American Express Financial Corporation, nor any officer, director or agent thereof shall be held liable to the Fund or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that American Express Financial Corporation may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two: COMPENSATION TO INVESTMENT MANAGER

        (1) The Fund agrees to pay to American Express Financial Corporation, and American Express Financial Corporation covenants and agrees to accept from the Fund in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

                  (a)      The asset charge

                  (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

                  (ii) The asset charge shall be based on the net assets of the Fund as set forth in the following table.


                         Assets                 Annual Rate at
                        (Billions)             Each Asset Level
                         First $0.25               0.540%
                         Next 0.25                 0.515
                         Next 0.25                 0.490
                         Next 0.25                 0.465
                         Next 1                    0.440
                         Next 1                    0.410
                         Next 3                    0.380
                         Over 6                    0.350

                  (b)      The performance incentive adjustment

                  (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one Class A share of the Fund and the performance of the Lipper Growth and Income Fund Index (the "Index"). The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

                  (ii) In computing the adjustment, one percentage point shall be deducted from the difference, as determined in (b) (i) above. The result shall be converted to a decimal value (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Fund's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Index, as determined above, is limited to a maximum of 0.0008 per year.

                  (iii) The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

                  (iv) If the Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

        (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

        (3) The fee provided for hereunder shall be paid in cash by the Fund to American Express Financial Corporation within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

        (1)       The Fund agrees to pay:

                  (a) Fees payable to American Express Financial Corporation for its services under the terms of this Agreement.

                  (b)      Taxes.

                  (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

                  (d)      Custodian fees and charges.

                  (e) Fees and charges of its independent certified public accountants for services the Fund requests.

                  (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

                  (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Fund, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against American Express Financial Corporation, except that American Express Financial Corporation shall reimburse the Fund for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or American Express Financial Corporation agrees, that it is liable in whole or in part to the Fund, and (iii) it employs to assert a claim against a third party.

                  (h) Fees paid for the qualification and registration for public sale of the securities of the Fund under the laws of the United States and of the several states in which such securities shall be offered for sale.

                  (i)      Fees of consultants employed by the Fund.

                  (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Fund will not pay any fees or expenses of any person who is an officer or employee of American Express Financial Corporation or its affiliates.

                  (k) Filing fees and charges incurred by the Fund in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.

                  (l) Organizational expenses of the Fund.

                  (m) Expenses incurred in connection with lending portfolio securities of the Fund.

                  (n) Expenses properly payable by the Fund, approved by the Board.

        (2) American Express Financial Corporation agrees to pay all expenses associated with the services it provides under the terms of this Agreement. Further, American Express Financial Corporation agrees that if, at the end of any month, the expenses of the Fund under this Agreement and any other agreement between the Fund and American Express Financial Corporation, but excluding those expenses set forth in (1)(b) and (1)(c) of this Part Three, exceed the most restrictive applicable state expenses limitation, the Fund shall not pay those expenses set forth in (1)(a) and (d) through (n) of this Part Three to the extent necessary to keep the Fund's expenses from exceeding the limitation, it being understood that American Express Financial Corporation will assume all unpaid expenses and bill the Fund for them in subsequent months but in no event can the accumulation of unpaid expenses or billing be carried past the end of the Fund's fiscal year.

Part Four: MISCELLANEOUS

        (1) American Express Financial Corporation shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

        (2) A "full business day" shall be as defined in the By-laws.

        (3) The Fund recognizes that American Express Financial Corporation now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Fund and that American Express Financial Corporation manages its own investments and/or those of its subsidiaries. American Express Financial Corporation shall be free to render such investment advice and other services and the Fund hereby consents thereto.

        (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in American Express Financial Corporation or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of American Express Financial Corporation are or may be interested in the Fund as directors, officers, shareholders, or otherwise; or that American Express Financial Corporation or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither American Express Financial Corporation, nor any officer, director or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

        (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

        (6) American Express Financial Corporation agrees that no officer, director or employee of American Express Financial Corporation will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

                  (a) Officers, directors or employees of American Express Financial Corporation from having a financial interest in the Fund or in American Express Financial Corporation.

                  (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of American Express Financial Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

                  (c) Transactions with the Fund by a broker-dealer affiliate of American Express Financial Corporation as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Fund's Board.

        (7) American Express Financial Corporation agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of American Express Financial Corporation under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

Part Five: RENEWAL AND TERMINATION

        (1) This Agreement shall continue in effect until June 30, 2001, or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board of the Fund or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

        (2) This Agreement may be terminated by either the Fund or American Express Financial Corporation at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board of the Fund or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

        (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

        IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


AXP MARKET ADVANTAGE SERIES, INC.
  AXP Blue Chip Advantage Fund


By /s/ Leslie L. Ogg
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS FINANCIAL CORPORATION


By /s/ Pamela J. Moret
       Pamela J. Moret
       Vice President